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                                                                   EXHIBIT 10.11



                        MISSISSIPPI CHEMICAL CORPORATION

                           SUPPLEMENTAL BENEFIT PLAN


                   AS AMENDED AND RESTATED AS OF JULY 1, 1996
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                               TABLE OF CONTENTS

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SECTION                                                        PAGE

1. Introduction..............................................    1
   1.1  Plan.................................................    1
   1.2  Effective Date.......................................    1
   1.3  Purpose..............................................    1

2. Participation and Supplemental Benefits...................    2
   2.1  Eligibility..........................................    2
   2.2  Supplemental Pension Benefits........................    2
   2.3  Supplemental Thrift Benefits.........................    2
   2.4  Payment of Supplemental Pension Benefits.............    3
   2.5  Payment Modification.................................    3
   2.6  Payment of Supplemental Thrift Benefits..............    4
   2.7  Benefits Provided by Employer........................    4

3. Other Employment..........................................    5

4. General...................................................    6
   4.1  Administrator........................................    6
   4.2  Interests Not Transferable...........................    6
   4.3  Facility of Payment..................................    6
   4.4  Gender and Number....................................    6
   4.5  Controlling Law......................................    6
   4.6  Successors...........................................    6
   4.7  Not a Contact........................................    6

5. Amendment and Termination.................................    7

6. Execution of Plan.........................................    8
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                                   SECTION 1

                                  INTRODUCTION

     1.1  PLAN.  This plan has been established by Mississippi Chemical
Corporation (the "Employer") for the benefit of eligible employees of the Employer, and shall be known as the Mississippi Chemical Corporation
Supplemental Benefit Plan (the "Plan").  Subsidiaries and affiliates of the
Employer may not, however, adopt the Plan for the benefit of any of their employees.

     1.2  EFFECTIVE DATE.  The "Effective Date" of the Plan is July 1, 1984.
The Effective Date of this amendment and restatement of the Plan is July 1, 1996.

     1.3 PURPOSE. The Plan has been established to supplement retirement benefits provided by the Employer's qualified defined benefit pension plan, entitled the Mississippi Chemical Corporation Retirement Plan ("Pension Plan").
To the extent that benefits under such plan are limited by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations thereunder (the "Pension Limiting Provisions"), supplemental benefits are provided under terms and conditions of this Plan. The plan is also intended to supplement benefits provided by the Employer's qualified 401(k) savings plan, entitled the Mississippi Chemical Corporation Thrift Plan Plus
("Thrift Plan"). To the extent that Employer matching contributions under such plan are limited by Sections 415, 401(a)(17) and 402(g) of the Code, and the regulations thereunder (the "Thrift Limiting Provisions"), supplemental benefits are provided under the terms and conditions of this Plan. The Plan is intended to be unfunded for purposes of the Code and the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"). For purposes of calculating benefits under this Plan, the Pension Limiting Provisions and the Thrift
Limiting Provisions shall be deemed to be not less than the dollar and/or percentage limits in effect as of January 1, 1996.

                                       1
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                                   SECTION 2

                    PARTICIPATION AND SUPPLEMENTAL BENEFITS

     2.1 ELIGIBILITY. Each employee of the Employer who is covered by the Pension Plan or by the Thrift Plan, whose benefits thereunder are or were limited by the Pension Limiting Provisions or the Thrift Limiting Provisions, and who is specifically named and nominated in writing by the Administrator for participation hereunder, will be a Participant under this Plan and, upon retirement on or after the Effective Date, will be eligible for benefits in accordance with subsections 2.2 and 2.3 hereof. Eligibility shall be limited to a select group of management or highly compensated employees.

     2.2 SUPPLEMENTAL PENSION BENEFITS. Upon a Participant's termination of employment, retirement or death on or after the Effective Date, any benefits which otherwise would have been provided to him or his beneficiary under the Pension Plan, but which have not been provided to him or his beneficiary because of the Pension Limiting Provisions shall be calculated and, if appropriate, shall be valued by an actuary selected by the Employer. Such benefits
("Supplemental Pension Benefits") shall be the full amount of retirement benefit produced for the Participant by the Pension Plan's formula without regard to the Pension Limiting Provisions, less the maximum amount of retirement benefits that can be provided under the Pension Plan in accordance with the Pension Limiting
Provisions.

     2.3 SUPPLEMENTAL THRIFT BENEFITS. Upon a Participant's termination of employment, retirement or death on or after the Effective Date, the accumulated value of any Employer matching contributions which otherwise would have been credited to him under the Thrift Plan, but which were not credited to him because of the operation of the Thrift Limiting Provisions, shall be calculated as hereinafter provided:

     (a) Employer matching contributions to be credited for a particular year under this Plan shall be equal to the excess of (i) the Employer matching contributions that would have been credited under the Thrift
          Plan for the year without regard to the Thrift Limiting Provisions over (ii) the actual Employer matching contributions that were credited under the Thrift Plan for the year.

     (b) If a Participant has made salary deferred contributions in the maximum amount allowed by Section 402(g) of the Internal Revenue Code and the regulations thereunder, it shall be assumed that the Participant would have made salary deferral contributions at a level that would have produced the maximum Employer matching contributions permitted pursuant to the matching formula in the Thrift Plan.

     (c) The accumulated value of such Employer matching contributions shall be determined using an interest rate of eight percent (8%) per annum.

                                       2
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Such accumulated value shall be the Participant's "Supplemental Thrift
Benefits."

     2.4  PAYMENT OF SUPPLEMENTAL PENSION BENEFITS.  Supplemental Pension
Benefits, subject to the further provisions of the Plan, shall be payable to or on account of the Participant as follows:

     (a) on a monthly basis beginning at the same time and under the same terms and conditions as would have applied if such benefits were payable on a monthly basis from the Pension Plan.

     (b) on a monthly basis to the Participant's surviving spouse or other beneficiary in the event of the Participant's death (before or after retirement) beginning at the same time and under the same terms and conditions as would have applied if such benefits were payable on a monthly basis from the Pension Plan. Benefits to the surviving spouse or other beneficiary shall be based upon the difference between the full amount of retirement benefit produced for the Participant by the Pension Plan's formula, multiplied by the percentage of such benefit payable to the surviving spouse or other beneficiary under the Pension
          Plan, less the amount of benefits being provided to the surviving spouse or other beneficiary under the Pension Plan after application of the Pension Limiting Provisions. In no event will any payments be made hereunder to or on account of a surviving spouse or other beneficiary after the month in which the surviving spouse's death occurs.

     All elections made, beneficiaries designated and payment options selected under the Pension Plan by the Participant, his spouse or his beneficiary shall be deemed to have been so made, designated or selected for purposes of this
Section 2.4. No later than the last day of the calendar year immediately prior to the year payments are to begin hereunder, the Participant shall irrevocably elect the form of payment of benefits hereunder from among the payment options available under the Pension Plan. Such election shall be made in writing and delivered to the Administrator. Such election shall not affect the Participant's right to select his payment option under the Pension Plan within the time periods established by the Pension Plan and applicable law. In the event the Participant fails to make such an irrevocable election, the Administrator, in its sole discretion, shall determine the form of payment hereunder.

     2.5 PAYMENT MODIFICATIONS. Regardless of any other provisions of this Plan, the period during which any monthly installments hereunder are to be paid to a Participant or to his surviving spouse or other beneficiary may, at any time after such person(s) is entitled to payments hereunder, be modified by mutual agreement between the Administrator and the person(s) to whom such monthly installments are to be paid. Notwithstanding anything to the contrary in the Plan, the Administrator, in its sole discretion, may cause a lump-sum payment to be made to a Participant in full satisfaction of all amounts payable hereunder, if the present value

                                       3
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of all amounts payable hereunder does not exceed $50,000. The amount of such lump-sum payment and such present value shall be determined in accordance with the procedures and assumptions specified in Section 5 below.

     2.6  PAYMENT OF SUPPLEMENTAL THRIFT BENEFITS.  Supplemental Thrift
Benefits, subject to the further provisions of this Plan and to the payout provisions of the Thrift Plan, shall be payable to or on account of the Participant at the time and in the form as elected by the Participant, or if applicable the Participant's beneficiary. All beneficiaries designated under the Thrift Plan by the Participant shall be deemed to have been designated for purposes of this Section 2.6. No later than the last day of the calendar year immediately prior to the year payments are to begin hereunder, the Participant shall irrevocably elect the form of payment of benefits hereunder from among the payment options available under the Thrift Plan. Such election shall be made in writing and delivered to the Administrator. Such election shall not affect the Participant's right to select his payment option under the Thrift Plan within the time periods established by the Thrift Plan and applicable law. In the event the Participant fails to make such an irrevocable election, the Administrator, in its sole discretion, shall determine the form of payment hereunder.

     2.7  BENEFITS PROVIDED BY EMPLOYER.  Benefits payable under this Plan to a
Participant or his spouse or other beneficiary shall be the obligation of the Employer. The Employer may, but shall not be required to, sequester any assets to be applied for the payment of benefits under this Plan. In the event the Employer elects to establish a grantor trust for the payment of benefits hereunder, the Employer shall be relieved of liability to the extent of any payments actually made to Participants by such trust. Participants shall have the status of unsecured creditors of the Employer with respect to their benefits hereunder in all events.

                                       4
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                                   SECTION 3

                               OTHER EMPLOYMENT

     A Participant or his spouse or other beneficiary receiving Supplemental
Pension Benefits or Supplemental Thrift Benefits will continue to be entitled thereto regardless of other employment or self-employment.

                                       5
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                                   SECTION 4

                                    GENERAL

     4.1 ADMINISTRATOR. This Plan will be administered by the Employer or by one or more officers of the Employer who are designated as "Administrator" by the Board of Directors of the Employer.

     4.2 INTERESTS NOT TRANSFERABLE; TAXES. Except as to any withholding of tax under the laws of the United States or any State and except with respect to a "qualified domestic relations order" as defined in ERISA, the interest of any Participant or his spouse, minor children of beneficiary under the Plan is not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, assigned, alienated or encumbered. The Administrator shall have the discretion and sole authority to determine the amount and timing of any withholding or employment taxes with respect to amounts accrued or paid under the Plan. The Employer shall reimburse the Participant for, or pay, any tax imposed on the Participant under the Federal Insurance Contributions Act with respect to the Participant's interest in this Plan; however, the Participant shall be responsible for any taxes resulting from the Employer's payment of such tax.

     4.3 FACILITY OF PAYMENT. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Administrator, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Administrator may select.

     4.4 GENDER AND NUMBER. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     4.5 CONTROLLING LAW. To the extent not superseded by the laws of the United States, the laws of Mississippi shall be controlling in all matters relating to the Plan.

     4.6 SUCCESSORS. This Plan is binding on the Employer and will be binding on and inure to the benefit of any successor of the Employer, whether by way of purchase, merger, consolidation or otherwise.

     4.7 NOT A CONTRACT. This Plan does not constitute a contract of employment and shall not be construed to give any Participant the right to be retained in the Employer's service.

                                       6
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                                   SECTION 5

                           AMENDMENT AND TERMINATION

     While the Employer expects to continue the Plan indefinitely, the Board of Directors of the Employer must necessarily reserve and hereby reserves the right to amend the Plan at any time, provided that in no event shall any Participant's
Supplemental Pension Benefits or Supplemental Thrift Benefits accrued to the date of such amendment or termination be modified or reduced by such action, without the specific written agreement of the Participant to such modification or reduction. Notwithstanding the foregoing, in the event the Board elects to terminate the Plan, the Employer reserves the right to settle all liabilities under the Plan by paying each Participant a lump-sum payment in full satisfaction of his benefits hereunder. Such lump sum shall equal (1) the present value of the Participant's Supplemental Pension Benefits, determined by an actuary selected by the Employer, plus (2) the accumulated value of his Supplemental Thrift Benefits with interest credited through the date of termination pursuant to Section 2.3 above. The present value of the Participant's Supplemental Pension Benefits shall be determined in accordance with the assumptions designated in Section 1.34 of the Pension Plan, entitled
"Present Value of Accrued Benefit."

                                       7
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                                   SECTION 6

                               EXECUTION OF PLAN

     To record the amendment and restatement of the Plan, the undersigned, being duly authorized to act on behalf of the Board of Directors of Mississippi
Chemical Corporation, have executed this document at Yazoo City, Mississippi.

Dated:  June 26, 1996           MISSISSIPPI CHEMICAL CORPORATION


                                By: Plan Administrator

                                    /s/ Ethel Truly
                                    -------------------------------------


                                    /s/ Robert E. Jones
                                    -------------------------------------

                                       8